United States Securities and Exchange Commission

Washington, D.C. 20549

____________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report: August 27, 2009

Commission File No. 0-8117

____________

CHURCH LOANS & INVESTMENTS TRUST	®

(Exact name of registrant as specified in its charter)

Texas	75-6030254
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5305 W Interstate 40, Amarillo, Texas	79106-4759
(Address of principal executive office)	(Zip Code)

(806) 358-3666
(Issuer’s telephone number including area code)

____________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2009, Kelly Archer and the Trust entered into a Release and Severance Agreement pursuant to which Mr. Archer resigned as the Principal Executive Officer and President of the Trust effective as of August 3, 2009.  Pursuant to the terms of the Severance Agreement, the Trust will pay to Mr. Archer monthly severance payments of $12,000 per month through January 15, 2010.  The Severance Agreement contains other terms and conditions normally found in such agreements.

As reported in its Form 8-K filed on August 7, 2009, Bill R. McMorries is serving as the acting, Interim Principal Executive Officer and President of the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH LOANS & INVESTMENTS TRUST

Date: August 27, 2009	By:	/s/ B. R. McMorries, Chairman
Board of Trust Managers